Exhibit (10)(uu)

GOLD BANC CORPORATION, INC.

1996 EQUITY COMPENSATION PLAN

as amended on February 2, 2001

as further amended on October 19, 2006

SECTION 1

PURPOSE AND DURATION

1.1 Effective Date. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units and Performance Shares. This Plan shall become effective upon approval of the Board of Directors of the Company.

1.2 Purpose of this Plan. This Plan is intended to attract, motivate, and retain (a) employees and directors of the Company and its Affiliates and (b) consultants who provide significant services to the Company and its Affiliates. This Plan also is designed to further the growth and financial success of the Company and its Affiliates by aligning the interests of the Participants, through the ownership of Shares and through other equity based incentives, with the interests of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.2 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.3 “Advisory Director” means such persons designated by the Board of Directors of the Company as being entitled to notice of and to attend and participate in meetings of the Board of Directors of the Company with voice, but without vote.

2.4 “Affiliate” means any corporation or any other entity, including partnerships and joint ventures, which, directly or indirectly, controls, is controlled by, or is under common control with, the Company, whether now or hereafter existing.

2.5 “Affiliated SAR” means a SAR which is granted in connection with, and is related to, an Option, and which automatically will be deemed to be exercised at the same time that such related Option is exercised.

2.6 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units or Performance Shares.

2.7 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under this Plan.

2.8 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.9 “Change in Control” shall have the meaning assigned to such term in Section 12.2.

2.10 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.11 “Committee” means the committee appointed by the Board pursuant to Section 3.1 to administer this Plan.

2.12 “Company” means Gold Banc Corporation, Inc., a Kansas corporation, and any successor thereto. With respect to the definitions of the Performance Goals, the Committee in its sole discretion may determine that “company” means Gold Banc Corporation, Inc. and its Subsidiaries.

2.13 “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or to an Affiliate, and who is compensated for such services, but who is neither an Employee nor a member of the Board of Directors, but may be an Advisory Director.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company or is an Advisory Director of the Company.

2.15 “Disability” means a permanent and total disability within the meaning of Section 22(e) (3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its sole discretion may determine whether a permanent and total disability exists in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.16 “Earnings Per Share” means as to any Fiscal Year, the Company’s Net Income or a specified business unit’s Pro Forma Net Income, divided by a weighted average number of Shares outstanding calculated on a fully diluted basis.

2.17 “Employee” means any employee of the Company or of an Affiliate, whether now or hereafter employed.

2.18 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.20 “Fair Market Value” means, in descending order of determination, (i) the last quoted per share selling price at which Shares were traded, as reported in The Wall Street Journal; provided that the most recent trade date is less than sixty (60) days prior to the date of determining Fair Market Value hereunder, or (ii) the value determined in good faith by the Committee in accordance with uniform and nondiscriminatory standards. Notwithstanding the preceding, for federal, state and local income tax reporting purposes, fair market value shall be determined by the Committee or its delegate in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.21 “Fiscal Year” means the fiscal year of the Company.

2.22 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.23 “Grant Date” means, with respect to an Award, the date on which the Award was granted.

2.24 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option, and is intended to meet the requirements of Section 422 of the Code.

2.25 “Individual MBOs” means as to a Participant, the objective and measurable goals set by a “management by objectives” process, and approved by the Committee in its sole discretion.

2.26 “Net Income” means as to any Fiscal Year, the income after taxes of the Company for that Fiscal Year determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant items shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.27 “Nonqualified Stock Option” means an Option to purchase Shares which is not an Incentive Stock Option.

2.28 “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to this Plan.

2.29 “Participant” means an Employee, Consultant or Director to whom an outstanding Award has been granted.

2.30 “Performance Goals” means the goals determined by the Committee in its sole discretion to be applicable to a participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings Per Share, (b)

Individual MBOs, (c) Net Income, (d) Pro Forma Net Income, (e) Return on Designated Assets, (f) Return on Revenues, and (g) Satisfaction MBOs. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.31 “Performance Period” shall have the meaning assigned to such term in Section 8.3.

2.32 “Performance Share” means an Award granted to a Participant pursuant to Section 8.

2.33 “Performance Unit” means an Award granted to a participant pursuant to Section 8.

2.34 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance or the occurrence of other events as determined by the Committee in its sole discretion.

2.35 “Plan” means the Gold Banc corporation, Inc. 1996 Equity Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

2.36 “Pro Forma Net Income” means as to any specified business unit for any Fiscal Year, the portion of the Company’s Net Income allocable to such business unit; provided, however, that prior to such Fiscal Year, the Committee shall determine the basis on which such allocation shall be made.

2.37 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.38 “Retirement” means, in the case of an Employee, a Termination of Service by reason of the Employee’s retirement at or after age sixty-five (65) or pursuant to any early retirement program instituted by the Company. With respect to a Director, “Retirement” means termination of service on the Board.

2.39 “Return on Designated Assets” means as to any Fiscal Year, (a) the Pro Forma Net Income of a specified business unit, divided by the average of that business unit’s designated assets measured as of the beginning and end of such Fiscal Year, or (b) the Net Income of the Company, divided by the average of the Company’s designated assets measured as of the beginning and end of such Fiscal Year.

2.40 “Return on Revenues” means as to any Fiscal Year, the percentage equal to the Company’s Net Income or a specified business unit’s Pro Forma Net Income, divided by the Company’s or that business unit’s Annual Revenue.

2.41 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing, or superseding such regulation.

2.42 “Satisfaction MBOs” means as to any Participant, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal requirements.

2.43 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.44 “Shares” means the shares of common stock of the Company.

2.45 “Stock Appreciation Right” or “SAR” means an Award, granted either alone or in connection with a related Option, that is designated as a SAR pursuant to Section 6.

2.46 “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code, whether now or hereafter existing.

2.47 “Tandem SAR” means a SAR which is granted in connection with, or related to, an Option, and which requires forfeiture of the right to purchase an equal number of shares under the related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SAR upon the purchase of the Shares subject to the Option.

2.48 “Termination of Service” or “Terminates” means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not limited to, a cessation by resignation, discharge, death, Disability, Retirement or the disaffiliation of an Affiliate, but excluding any such cessation where there is a simultaneous reemployment by the Company or by an Affiliate, (b) in the case of a Director, a cessation of the status of the Director as a member of the Board of Directors of the Company or as an Advisory Director for any reason, including, but not limited to, a cessation by resignation, removal, death, disability, or the failure to be reelected or reappointed, as the case may be, and (c) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not limited to, a cessation by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such cessation where there is a simultaneous re-engagement of the Consultant by the Company or by an Affiliate.

SECTION 3

ADMINISTRATION

3.1 The Committee. This Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who both are (a) “disinterested persons” under Rule 16b-3, and (b) “outside directors” under Section 162(m) of the Code.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer this Plan in accordance with the provisions hereof. The Committee shall have all powers and discretion necessary or appropriate to administer this Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Directors and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the terms and provision of this Plan and of the Awards, (d) adopt rules for the administration, interpretation and application of this Plan, and (e) interpret, amend, or revoke any such rules.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize this Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board and any delegate of the Committee appointed pursuant to Section 3.3 shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THIS PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under this Plan shall not exceed 2,500,000. Shares granted under this Plan may be either authorized but unissued Shares or treasury Shares, or any combination thereof.

4.2 Lapsed Awards. If an Award is settled in cash, or is cancelled, terminates, expires or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award thereafter shall be available to be the subject of a subsequent Award.

4.3 Adjustments in Awards and Authorized Shares. In the event of any corporate event or transaction, such as a merger, consolidation, share exchange, recapitalization, reorganization, separation, stock dividend, stock split, split-up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner (including adjustments to avoid fractional shares), the number of Common Shares (i) reserved under the Plan, (ii) available for Incentive Stock Options or Restricted Stock, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Awards, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards for previously issued awards or an assumption of previously issued awards. All adjustments under this Section 4.3 shall be made in a manner such that they will not result in a penalty under Section 409A of the Code. Any adjustment, waiver, conversion or other action taken by the Committee under this Section 4.3 shall be conclusive and binding on all Participants, the Company and their successors, assigns and beneficiaries.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee in its sole discretion shall determine the number of Shares subject to each Option; provided, however, that during any Fiscal Year, no Participant shall be granted Options covering more than 100,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option and such other terms and conditions as the Committee in its sole discretion shall determine. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price per Share for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price per Share shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price per Share shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Substitute Options. Notwithstanding the provisions of Section 5.3.1, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an Exercise Price per Share less than one hundred (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate upon the earlier of the first to occur of the following events:

(a) The date for termination of the Option set forth in the Award Agreement; or

(b) The expiration of ten (10) years from the Grant Date (except as provided in Section 5.8.2 regarding Incentive Stock Options); or

(c) The expiration of one (1) year from the date of the Optionee’s Termination of Service for a reason other than the Optionee’s death, Disability or Retirement (except as provided in Section 5.8.2 regarding Incentive Stock Options); or

(d) The expiration of three (3) years from the date of the Optionee’s Termination of Service by reason of Disability, death, or Retirement (except as provided in Section 5.8.2 regarding Incentive Stock Options).

5.4.2 Committee Discretion. Subject to the limits of Section 5.4.1, the Committee in its sole discretion (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options), provided however, in the case of Incentive Stock Options, that the maximum term of the Option may not be extended if the Fair Market Value per Share is greater than the Exercise Price per Share.

5.5 Exercisability of Options. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee in its sole discretion may accelerate the exercisability of the Option. However, in no event may any Option granted to a Section 16 Person be exercisable until at least six (6) months following the Grant Date or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.

5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or by certified or cashiers check. The Committee in its sole discretion also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (b) by delivery of an executed promissory note representing indebtedness of the Participant to the Company, (c) by any other means which the Committee in its sole discretion determines (i) to provide legal consideration for the Shares, and (ii) to be consistent with the purposes of this Plan, or (d) any combination of the methods of payment set forth in this Section. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant or to the Participant’s designated broker, Share certificates (which may be in book entry form) representing such Shares.

5.7 Share Transferability. The Committee may impose transfer restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate in its sole discretion, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Eligible Participants. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.2 Exercisability. The aggregate Fair Market Value of the Shares (as determined on the applicable Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.3 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement or the Committee permits later exercise.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of this Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 100,000 Shares.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan. The exercise price per Share of Tandem or Affiliated SARs shall equal the Exercise Price per Share of the related Option. In no event shall a SAR granted to a Section 16 Person become exercisable until at least six (6) months after the Grant Date or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.

6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price per Share of the underlying Incentive Stock Option and the Fair Market Value per Share of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value per Share of the Shares subject to the Incentive Stock Option exceeds the Exercise Price per Share of the Incentive Stock Option.

6.3 Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee in its sole discretion shall determine; provided, however, that no SAR granted to a Section 16 Person shall be-exercisable until at least six (6) months after the Grant Date or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.

6.5 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price per share, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee in its sole discretion shall determine.

6.6 Expiration of SARs. A SAR granted under this Plan shall expire on the date set forth in the Award Agreement, which date shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, the terms and provisions of Section 5.4 also shall apply to SARs.

6.7 Payment of SAR Amount. Upon exercise of a SAR, a participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share by (ii) the number of Shares with respect to which the SAR is exercised. At the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in any combination thereof.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Committee in its sole discretion shall determine. The Committee in its sole discretion shall determine the number of Shares to be granted to each Participant; provided, however, that during any Fiscal Year, no participant shall receive more than 100,000 Shares of Restricted Stock.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee in its sole discretion shall determine. Unless the Committee in its sole discretion determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the end of the applicable Period of Restriction.

7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction; provided, however, that in no event may the restrictions on Restricted Stock granted to a Section 16 Person lapse prior to six (6) months following the Grant Date or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.

7.4 Other Restrictions. The Committee in its sole discretion may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon (a) the achievement of specific performance objectives (Company-wide, divisional or individual), (b) applicable Federal or state securities laws, (c) continued employment or service to the Company, or (d) any other basis determined by the Committee in its sole discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee in its sole discretion may either condition Awards on the achievement of Performance Goals or set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance based compensation” under Section 162(m) of the Code. In granting Restricted Stock that is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable, or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Committee in its sole discretion may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER IMPOSED PURSUANT TO THE GOLD BANC CORPORATION, INC. 1996 EQUITY COMPENSATION PLAN AND IN A RESTRICTED STOCK AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF GOLD BANC CORPORATION, INC.”

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan shall be released from escrow as soon as practicable after the end of the applicable Period of Restriction. The

Committee in its sole discretion may accelerate the time at which any restrictions shall lapse and remove any restrictions; provided, however, that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the Grant Date or such shorter period as may be permissible while maintaining compliance with Rule 16b-3. After the end of the applicable Period of Restriction, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the applicable Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid with respect to Restricted Stock granted to a Section 16 Person, any dividend or distribution that constitutes a “derivative security” or an “equity security” under Section 16 of the 1934 Act shall be subject to a Period of Restriction equal to the longer of (a) the remaining Period of Restriction on the Shares of Restricted Stock with respect to which the dividend or distribution is paid, or (b) six (6) months.

7.8 Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which the applicable restrictions have not either lapsed or been satisfied shall revert to the Company and thereafter shall be available for grant under this Plan.

SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each participant; provided, however, that during any Fiscal Year, (a) no Participant shall receive Performance Units having an initial value greater than $100,000, and (b) no Participant shall receive more than 100,000 Performance Shares.

8.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid out to the Participants. The time period during which the performance objectives must be met shall be called the “Performance Period.” Performance Periods of Awards granted to Section 16 Persons shall, in all cases, exceed six (6) months in length or such shorter period as may be permissible while maintaining compliance with Rule 16b-3. Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee in its sole discretion shall determine.

8.3.1 General Performance Objectives. The Committee may set performance objectives based upon (a) the achievement of Company-wide, divisional or individual goals, (b) applicable Federal or state securities laws, or (c) any other basis determined by the Committee in its discretion.

8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units or Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee in its sole discretion may determine that the performance objectives applicable to Performance Units or Performance Shares, as the case may be, shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units or Performance Shares, as the case may be, to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units or Performance Shares which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate in its sole discretion to ensure qualification of the Performance Units or Performance Shares, as the case may be, under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares, as the case may be, earned by the participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit or Performance Share, the Committee in its sole discretion may reduce or waive any performance objectives for such Performance Unit or Performance Share; provided, however, that Performance Periods of Awards granted to Section 16 Persons shall not be less than six (6) months or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.

8.5 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the end of the applicable Performance Period. The Committee in its sole discretion may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the end of the applicable Performance Period), or in any combination thereof.

8.6 Cancellation of Performance Units/Shares. On the earlier of the date set forth in the Award Agreement or the participant’s Termination of Service (other than by death, Disability or, with respect to an Employee, Retirement), all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and thereafter shall be available for grant under this Plan. In the event of a Participant’s death, Disability or, with respect to an Employee, Retirement, prior to the end of a Performance Period, the Committee shall reduce his or her Performance Units or Performance Shares proportionately based on the date of such Termination of Service.

SECTION 9

MISCELLANEOUS

9.1 Deferrals. The Committee in its sole discretion may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral election shall be made at least one year prior to the due date, and shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9.2 No Effect on Employment or Service. Nothing in this plan shall interfere with or limit in any way the right of the Company to terminate any participant’s employment or service at any time, with or without cause. For purposes of this Plan, transfer of employment of a participant between the Company and any of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by an applicable employment agreement between the Participant and the Company or its Affiliate, as the case may be.

9.3 Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to receive a future Award.

9.4 Indemnification. Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s incorporation documents or Bylaws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.5 Successors. All obligations of the Company under this Plan, with respect to Awards granted hereunder, shall be binding on any successor of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

9.6 Beneficiary Designations. If permitted by the Committee, a Participant under this Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant, and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the participant’s death shall be paid to the Participant’s estate and, subject to the terms of this Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.7 Nontransferability of Awards. No Award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Sections 7.3 and 9.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

9.8 No Rights as Shareholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant nor any beneficiary thereof shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award or the exercise thereof, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or his or her beneficiary.

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1 Amendment, Suspension, or Termination. The Board in its sole discretion may amend or terminate this Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of this plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award previously granted to such Participant. No Award may be granted during any period of suspension or after termination of this Plan.

10.2 Duration of this Plan. This Plan shall become effective on the date specified herein, and subject to Section 10.1, shall remain in effect thereafter; provided, however, that without further shareholder approval, no Incentive Stock Option may be granted under this plan after the tenth anniversary of the effective date of this Plan.

SECTION 11

TAX WITHHOLDING

11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award or the exercise thereof, the Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, including the Participant’s Social Security tax obligation, required to be withheld with respect to such Award or the exercise thereof.

11.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state, or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 12

CHANGE IN CONTROL

12.1 Change in Control. In the event of a Change in Control of the Company, all Awards granted under this Plan that are then outstanding and not then exercisable, or are then subject to restrictions, shall, unless otherwise provided for in the Agreements applicable thereto, become immediately exercisable, and all restrictions shall be removed, as of the first date that the change in Control shall be deemed to have occurred, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Agreements; provided however, that the Board of Directors of the Company may limit the applicability of this Section with respect to that portion of any Award to which Section 280G of the Code is applicable.

12.2 Definition. For purposes of Section 12.1 above, a Change in Control of the Company shall be deemed to have occurred if the conditions set forth in anyone or more of the following shall have been satisfied, unless such condition shall have received prior approval of a majority vote of the Continuing Directors, as defined below, indicating that Section 12.1 shall not apply thereto:

(a) any “person” (as such term is used in Section 13(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) first becomes, subsequent to the adoption of this Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years (not including any period prior to the Effective Date of this Plan), individuals (“Existing Directors”) who at the beginning of such period constitute the Board of Directors, and any new director (an “Approved Director”) (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (b) or (c) of this Section 12.2) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of a least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election previously was so approved (Existing Directors together with Approved Directors constituting “Continuing Directors”), cease for any reason to constitute at least a majority of the Board of Directors; or

(c) the shareholders of the Company approve a merger or consolidation of the Company with any other person, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger in which no “person” (as defined in Section 12.2(a)) acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or

(d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the company’s assets or any transaction having a similar effect.

SECTION 13

LEGAL CONSTRUCTION

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

13.2 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The grant of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

13.4 Securities Law Compliance. With respect to Section 16 Persons, Awards under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of this Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee in its sole discretion.

13.5 Governing Law. This Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Kansas, excluding its conflict of laws provisions.

13.6 Captions. Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.